Exhibit 10.45

Board of Directors' Compensation

Board of Directors for the 2019-2020 term:

Chairperson of the Board	$450,000
Audit Committee Chair	300,000
Audit Committee Member	275,000
Compensation Committee Chair	290,000
Compensation Committee Member	265,000
Investment and Capital Committee Chair	290,000
Investment and Capital Committee Member	265,000
New Director without a committee assignment	265,000
Nominating and Governance Committee Chair[1]	20,000
Nominating and Governance Committee Member[1]	15,000
1 Each member of the Nominating and Governance Committee has a primary assignment on one of the other Committees and receives additional compensation for service in these positions.